Exhibit 99.1

Emclaire Financial Corp. 612 Main Street w Emlenton, PA 16373-0046 Phone: (724) 867-2311 / FAX: (724) 867-9326

PRESS RELEASE

RELEASE DATE:	CONTACT:

Wednesday, August 17, 2011	William C. Marsh
Chairman of the Board, President and
Chief Executive Officer

Phone: (724) 867-2311
Email: wmarsh@farmersnb.com

FOR IMMEDIATE RELEASE

Emclaire Financial Corp. Announces Quarterly Dividend

Emlenton, Pennsylvania, August 17, 2011 – The Board of Directors of Emclaire Financial Corp. (NASDAQ “EMCF”), the parent holding company of the Farmers National Bank of Emlenton, declared a quarterly cash dividend on August 17, 2011 of $0.16 per common share payable on September 23, 2011, to shareholders of record on September 1, 2011.  This quarterly dividend reflects an annualized dividend yield of 4.1% based on the stock’s closing price of $15.47 per share on August 16, 2011.

Emclaire Financial Corp. is the parent company of the Farmers National Bank of Emlenton, an independent, nationally chartered, FDIC-insured community commercial bank headquartered in Emlenton, Pennsylvania, operating thirteen full service offices in Venango, Butler, Clarion, Clearfield, Crawford, Elk, Jefferson and Mercer Counties, Pennsylvania.  The Corporation’s common stock is quoted on and traded through NASDAQ under the symbol “EMCF”.  For more information visit the Corporation’s web site at www.emclairefinancial.com.